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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-07673 on Form S-3 and Registration Statement No. 33-73306 on Form S-8 of Center Trust, Inc. of our report dated March 26, 2002, appearing in this Annual Report on Form 10-K of Center Trust, Inc. for the year ended December 31, 2001.


DELOITTE & TOUCHE LLP


Los Angeles, California
March 26, 2002